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                                                                     Exhibit 4.2

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                           NOBLE DRILLING CORPORATION


                                      and


                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


                          ----------------------------


                          First Supplemental Indenture
                                  relating to

                                  $400,000,000

                  $150,000,000 of 6.95% Senior Notes due 2009
                  $250,000,000 of 7.50% Senior Notes due 2019

                           Dated as of March 16, 1999

                          ----------------------------







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         FIRST SUPPLEMENTAL INDENTURE, dated as of March 16, 1999 and relating to the 2009 Notes and the 2019 Notes referred to below (this "Supplemental Indenture"), between NOBLE DRILLING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee under this Supplemental Indenture and the Indenture referred to below (the "Trustee"). Capitalized terms not otherwise defined in this Supplemental Indenture have the meanings assigned to them in the Indenture referred to below.

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of March 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Indenture") to provide for the issuance from time to time of its unsecured senior debt securities (the "Securities") the form and terms of which are to be established pursuant to Articles Two and Three of the Indenture; and

         WHEREAS, Article Nine of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted in Articles Two and Three of the Indenture and otherwise amending the Indenture in a manner not prejudicial to the interests of the Holders of the Securities of any series; and

         WHEREAS, the Company desires to create two series of Securities under the Indenture in an aggregate principal amount of $400,000,000, comprising $150,000,000 of 6.95% Senior Notes due 2009 (the "2009 Notes") and $250,000,000
of 7.50% Senior Notes due 2019 (the "2019 Notes," and together with the 2009 Notes, the "Notes"), in furtherance of which the Board of Directors of the Company has adopted a Board Resolution authorizing the Company to enter into this Supplemental Indenture without the consent of the Holders of the Securities as provided for in Section 901 of the Indenture; and

         WHEREAS, all acts necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture, the valid and binding obligations of the Company and to make this Supplemental Indenture a valid and binding agreement in accordance with Article Nine of the Indenture have been duly performed and executed;



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         NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

         SECTION 1. Issuance, Terms and Form of the 2009 Notes.

         1.1 Issuance of 2009 Notes. A series of Securities is hereby created which shall be designated as the 6.95% Senior Notes due 2009 and shall be referred to as the "2009 Notes." The aggregate principal amount of 2009 Notes created hereby which may be authenticated and delivered under this Supplemental Indenture shall not exceed $150,000,000, except as permitted under the terms of the Indenture.

         1.2 Terms of the 2009 Notes. The 2009 Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this Supplemental Indenture.

         1.3 Form of the 2009 Notes. The 2009 Notes shall be executed, authenticated and delivered substantially in the form attached hereto as Exhibit A, the terms of which are incorporated in this Supplemental Indenture for all purposes.

         SECTION 2. Issuance, Terms and Form of the 2019 Notes.

         2.1 Issuance of 2019 Notes. A series of Securities is hereby created which shall be designated as the 7.50% Senior Notes due 2019 and shall be referred to as the "2019 Notes." The aggregate principal amount of 2019 Notes created hereby which may be authenticated and delivered under this Supplemental Indenture shall not exceed $250,000,000, except as permitted under the terms of the Indenture.

         2.2 Terms of the 2019 Notes. The 2019 Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this Supplemental Indenture.

         2.3 Form of the 2019 Notes. The 2019 Notes shall be executed, authenticated and delivered substantially in the form attached hereto as Exhibit B, the terms of which are incorporated in this Supplemental Indenture for all purposes.

         SECTION 3. Separate Voting for Holders of the 2009 Notes and the 2019 Notes.

         3.1 Separate Voting. For purposes of interpreting the voting provisions contained in Article Thirteen of the Indenture, and for all other purposes, the 2009 Notes and the 2019 Notes


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shall vote as separate series of Securities. Therefore, the Holders of the 2009
Notes ("2009 Holders") and the Holders of the 2019 Notes ("2019 Holders") shall vote separately.

         3.2 Meetings. When determining whether the Holders of an adequate principal amount of Securities have voted to request a meeting pursuant to
Section 1302(b) of the Indenture, 2009 Holders shall have no right to vote for a meeting of 2019 Holders and 2019 Holders shall have no right to vote for a meeting of 2009 Holders.

         3.3 Quorum. When determining whether the Holders of an adequate principal amount of Securities are present for purposes of determining the existence of a quorum pursuant to Section 1304 of the Indenture, 2009 Holders shall not count toward establishing a quorum of 2019 Holders and 2019 Holders shall not count toward establishing a quorum of 2009 Holders.

         3.4 Resolutions. When determining whether the Holders of an adequate principal amount of Securities have voted to adopt a resolution pursuant to
Section 1304 of the Indenture, 2009 Holders shall have no right to vote for resolutions affecting the 2019 Notes and 2019 Holders shall have no right to vote for resolutions affecting the 2009 Notes.

         SECTION 4. Amendments to the Indenture Relating to the Notes.

         4.1 Amendments to Article One of the Indenture (Definitions). Article One of the Indenture is hereby amended in respect of, and applicable to, the Notes and only in respect of, and applicable to, the Notes as follows:

          (a) by adding thereto the following new definitions in their appropriate alphabetical order:

          "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first day such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.


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          "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

          "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined and current maturities of long-term debt) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated Subsidiaries and determined in accordance with generally accepted accounting principles.

          "Funded Indebtedness" means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that by its terms matures on, or that is renewable at the option of any obligor thereon to, a date more than one year after the date on which such Indebtedness is originally incurred.

          "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business,
     (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person's legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of such obligations and (2) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board

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     Resolution, and (b) the amount of obligations as have been assumed by such
     Person or which are otherwise such Person's legal liability), and (vii) all Indebtedness of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.

          "Joint Venture" means any partnership, corporation or other entity in which up to and including 50 percent of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more Subsidiaries.

          "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest. For purposes of the Indenture, the Company or any Subsidiary of the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

          "Make-Whole Premium" with respect to any Note (or portion of a Note) to be redeemed shall equal the excess, if any, of:

               (i) the sum of the present values, calculated as of the Redemption Date, of:

               (A) each interest payment that, but for the redemption, would have been payable on the Note (or its portion) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period before the Redemption Date); and

               (B) the principal amount that, but for the redemption, would have been payable at the final maturity of the Note (or its portion) being redeemed;

          over

               (ii) the principal amount of the Note (or its portion) being redeemed.

     The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Those present values will be calculated by discounting the amount of each payment of interest or principal from the date that such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield plus 25 basis points in the case of redemption of the 2009 Notes and 35 basis points in the case of redemption of the 2019 Notes. The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company, provided that if the

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     Company fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make the calculation, such calculation will be made by Merrill Lynch & Co. or, if that firm is unwilling or unable to make the calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, the "Independent Investment Banker").

          "Non-Recourse Indebtedness" means any Indebtedness of the Company or any Subsidiary in respect of which (a) the recourse of the holder of such Indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to (i) Liens on specified assets and
     (ii) in respect of Indebtedness of a Subsidiary, Liens on assets of the Subsidiary acquired after the date of original issuance of the Notes, and with respect to such Indebtedness of the Company or a Subsidiary, neither the Company nor any Subsidiary (other than the issuer of such Indebtedness) provides any credit support or is otherwise liable or obligated and (b) the occurrence of any event, or the existence of any condition under any agreement or instrument relating to such Indebtedness, shall not at any time have the effect of accelerating, or permitting the acceleration of, the maturity of any other Indebtedness of the Company or any of its Subsidiaries or otherwise permitting any such other Indebtedness to be declared due and payable, or to be required to be prepaid, purchased or redeemed, prior to the stated maturity thereof; provided that the Indebtedness of Noble Drilling (Paul Romano) Inc. existing on the date of original issuance of the Notes shall be Non-Recourse Indebtedness.

          "Pari Passu Indebtedness" means any Indebtedness of the Company, whether outstanding on the issue date of the Notes or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Notes.

          "Permitted Liens" means (i) Liens existing on the date of original issuance of a series of Notes; (ii) Liens on property or assets of, or any shares of stock of, or other equity interests in, or indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company or at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries or at the time of a sale, lease or other disposition of the properties of a Person (or a division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary; (iii) Liens in favor of the Company or any of its Subsidiaries; (iv) Liens in favor of governmental bodies to secure progress or advance payments; (v) Liens securing industrial revenue or pollution control bonds; (vi) Liens on property securing (a) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (b) Indebtedness incurred by the Company or any Subsidiary of the Company prior to or within one year after the later of the acquisition,

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     the completion of construction, alteration, improvement or repair or the commencement of commercial operation thereof, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; (vii) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; (viii) Liens on current assets of the Company or any Subsidiary securing Indebtedness of the Company or such Subsidiary, respectively; (ix) Liens on the stock, partnership or other equity interest of the Company or any Subsidiary in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture; and (x) any extensions, substitutions, replacements or renewals in whole or in part of a Lien enumerated in clauses (i) through (ix) above.

          "Principal Property" means any drilling rig or drillship, or integral portion thereof, owned or leased by the Company or any Subsidiary and used for drilling offshore oil and gas wells, which, in the opinion of the Board of Directors, is of material importance to the business of the Company and its Subsidiaries taken as a whole, but no such drilling rig or drillship, or portion thereof, shall be deemed of material importance if its net book value (after deducting accumulated depreciation) is less than two percent of Consolidated Net Tangible Assets.

          "Sale/Leaseback Transaction" means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Principal Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than five years, (2) leases between the Company and a Subsidiary or between Subsidiaries, (3) leases of Principal Property executed by the time of, or within 12 months after the later of, the acquisition, the completion of construction, alteration, improvement or repair or the commencement of commercial operation of the Principal Property, and (4) arrangements pursuant to any provision of law with an effect similar to the former
     Section 168(f) of the Internal Revenue Code of 1954.

          "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining terms to maturity of the Notes, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately before the applicable Redemption Date. The weekly average yields of United States Treasury Notes will be determined by referring to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release").


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     If the H.15 Statistical Release contains a weekly average yield for United
     States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields as calculated by interpolation will be rounded to the nearest 1/100th of 1% with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

          (b) by deleting the definitions of "Redemption Price" and "Subsidiary" and replacing them as follows:

          "Redemption Price" shall be the price equal to 100% of the principal amount of the Notes being redeemed plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), plus the Make-Whole Premium applicable to such series of Notes, if any is required to be paid. The Redemption Price will not ever be less than 100% of the principal amount of the Notes being redeemed plus accrued interest to the Redemption Date.

          "Subsidiary" means, with respect to the Company at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Company in the Company's consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the Company or one or more Subsidiaries of the Company.

         4.2 Amendments to Article Ten of the Indenture (Covenants of the Company). Article Ten of the Indenture is hereby amended in respect of, and applicable to, the Notes and only in respect of, and applicable to, the Notes by adding thereto the following new Sections 1008 and 1009:



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          SECTION 1008. Limitations on Liens. The Company will not, and will not permit any of its Subsidiaries to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien upon any Principal Property or any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without making effective provision whereby the Notes (together with, if the Company shall so determine, any other Indebtedness or other obligation) shall be secured equally and ratably with (or, at the option of the Company, prior to) the Indebtedness so secured for so long as such Indebtedness is so secured. The foregoing restrictions do not, however, apply to Indebtedness secured by Permitted Liens.

          Notwithstanding the foregoing, the Company and its Subsidiaries may, without securing the Notes, issue, assume or guarantee secured Indebtedness that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with all other such Indebtedness of the Company and its Subsidiaries that would otherwise be subject to the foregoing restrictions (including Indebtedness permitted to be secured under clause (i) under the definition of Permitted Liens but excluding Indebtedness permitted to be secured under clauses (ii) through
     (x) thereunder) and the aggregate amount of Attributable Indebtedness deemed outstanding with respect to Sale/Leaseback Transactions (other than those in connection with which the Company has voluntarily retired any of the Notes, any Pari Passu Indebtedness or any Funded Indebtedness pursuant to clause (c) of Section 1009 captioned "Limitation on Sale/Leaseback Transactions"), does not at any one time exceed 15 percent of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries.

          SECTION 1009. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, enter into any Sale/Leaseback Transaction with any person (other than the Company or a Subsidiary) unless: (a) the Company or such Subsidiary would be entitled to incur Indebtedness in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to the covenant contained in Section 1008 captioned "Limitations on Liens" without equally and ratably securing the Notes pursuant to such covenant;
     (b) after the date of the first series of Notes issued under the Indenture and within a period commencing nine months prior to the consummation of such Sale/Leaseback Transaction and ending nine months after the consummation thereof, the Company or such Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and its Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below or as otherwise permitted); or (c) the Company, during the nine-

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     month period after the effective date of such Sale/Leaseback Transaction, shall have applied to either (i) the voluntary defeasance or retirement of any Notes, any Pari Passu Indebtedness or any Funded Indebtedness or (ii) the acquisition of one or more Principal Properties at fair value, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors, of such property as the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less an amount equal to the sum of the principal amount of Notes, Pari Passu Indebtedness and Funded Indebtedness voluntarily defeased or retired by the Company plus any amount expended to acquire any Principal Properties at fair value, within such nine-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Subsidiary during such period.

         4.3 Amendments to Article Five of the Indenture (Events of Default). Article Five of the Indenture is hereby amended in respect of, and applicable to, the Notes and only in respect of, and applicable to, the Notes by:

          (a) deleting in its entirety clause (1) of Section 501 of the Indenture and substituting in lieu thereof the following new clause (1):

               "(1) default in the payment of any interest on or any Additional Amounts with respect to any Security of that series when such interest or Additional Amounts become due and payable, and continuance of such default for a period of 30 days; or" and

          (b) providing that in accordance with clause (7) of Section 501 of the Indenture the following shall constitute an Event of Default with respect to the 2009 Notes or the 2019 Notes, as the case may be:

               default under any bond, debenture, note or other evidence of Indebtedness (other than Non-Recourse Indebtedness) by either of the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of either of the Company or any Subsidiary resulting in the acceleration of such Indebtedness (other than Non-Recourse Indebtedness), or any default in payment of such Indebtedness (other than Non-Recourse Indebtedness) (after expiration of any applicable grace periods and presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness (other than Non-Recourse Indebtedness) that has been so accelerated and with respect to which there has been such a default in payment shall exceed $25,000,000 and there has been







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          a failure to obtain rescission or annulment of all such accelerations or to discharge all such defaulted indebtedness within 20 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.

          4.4 Amendments to Article Eleven of the Indenture (Redemption of Securities). Article Eleven of the Indenture is hereby amended in respect of, and applicable to, the Notes and only in respect of, and applicable to, the Notes by deleting Sections 1102, 1103, 1105 and 1106 therefrom in their entirety and substituting in lieu thereof the following new Sections 1102, 1103, 1105 and 1106:

          SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes shall be evidenced by a Board Resolution, a certified copy of which is delivered to the Trustee. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the series and aggregate principal amount of Notes to be redeemed.

          SECTION 1103. Selection by Trustee of Notes to Be Redeemed. If less than all of the 2009 Notes or 2019 Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding 2009 Notes or 2019 Notes, as the case may be, not previously called for redemption, either pro rata, by lot or by another method the Trustee shall deem fair and reasonable, and the aggregate principal amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the aggregate principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the aggregate principal amount of such Note which has been or is to be redeemed.

          SECTION 1105. Deposit of Redemption Price. On or before 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in a trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of all the Notes that are to be redeemed on that date.

          SECTION 1106. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to accrue interest. Upon surrender of any such Note for redemption in accordance with said notice, such Notes shall be paid by the Company at the Redemption Price.

          If any Notes called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof shall accrue interest at the rate of 6.95% per annum in the case of the 2009 Notes and 7.50% per annum in the case of the 2019 Notes.

     SECTION 5. Miscellaneous.

     5.1 The Trustee. The recitals contained herein shall be taken as the statements of the Company and the Trustee shall not assume responsibility for, or be liable in respect of, the correctness thereof. The Trustee makes no representation as to, and shall not be liable or responsible for, the validity or sufficiency of this Supplemental Indenture.

     5.2 Limited Effect. Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Indenture are ratified and confirmed, and shall remain in full force.

     5.3 Counterparts. This Supplemental Indenture may be executed by one or more parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         5.4 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                                        NOBLE DRILLING CORPORATION
                                        (the "Company")


                                        By: /s/ Robert D. Campbell
                                            --------------------------------
                                            Robert D. Campbell
                                            President


Attest: /s/ Byron L. Welliver
        ----------------------------------------
        Title: Senior Vice President -
               Finance, Treasurer and Controller

                                        CHASE BANK OF TEXAS, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By: /s/ Mauri J. Cowen
                                            --------------------------------
                                            Title: Vice President and Trust
                                                   Officer


Attest:  /s/ Lori Knight
        ----------------------------------------
         Title: Administrator

                                                                      EXHIBIT A

                              [FORM OF 2009 NOTE]

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW
               YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
               OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE &
               CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                           NOBLE DRILLING CORPORATION

                           6.95% SENIOR NOTE DUE 2009
                                  $150,000,000

No. G-1
CUSIP No. 655042AC3
Issue Date:  March 16, 1999

         Noble Drilling Corporation, a Delaware corporation (the "Company"), promises to pay to CEDE & CO. or its registered assigns, the principal amount of _________________________________ MILLION DOLLARS ($__________________) on
March 15, 2009. This 2009 Note shall not bear interest except as specified on the other side of this 2009 Note. Additional provisions of this 2009 Note are set forth on the other side of this 2009 Note.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                      NOBLE DRILLING CORPORATION



                                      By:
                                         --------------------------------------
                                            Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: March _____, 1999                   CHASE BANK OF TEXAS, NATIONAL
                                           ASSOCIATION, as Trustee


                                           By:
                                              ---------------------------------
                                                Authorized Signatory

                      [FORM OF REVERSE SIDE OF 2009 NOTE]

                           6.95% SENIOR NOTE DUE 2009

         1. INTEREST. Commencing March 16, 1999, interest on this 2009 Note will accrue at the rate of 6.95% per annum and will be payable in cash semiannually on each March 15 and September 15, commencing September 15, 1999, to 2009 Holders of record on the close of business on the immediately preceding March 1 and September 1. All such interest shall be payable on demand.

         2. METHOD OF PAYMENT. Subject to the terms and conditions of the Indenture, payments in respect of the 2009 Notes shall be made at the office or agency of the Company maintained for that purpose in the City and State of New York. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND SECURITY REGISTRAR. Initially, Chase Bank of Texas, National Association, as Trustee (the "Trustee"), will act as Paying Agent and Security Registrar. The Company may appoint and change any paying agent or security registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent or Security Registrar.

         4. INDENTURE. The Company issued the 2009 Notes under an Indenture, dated as of March 1, 1999, between the Company and the Trustee, as supplemented by a First Supplemental Indenture, dated as of March 16, 1999 (collectively, the "Indenture"). The terms of the 2009 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act of 1939"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The 2009 Notes are subject to all such terms, and 2009 Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms.

         The 2009 Notes are general unsecured obligations of the Company, limited to $150,000,000 aggregate principal amount.

         5. REDEMPTION AT THE OPTION OF THE COMPANY. No sinking fund is provided for the 2009 Notes. The 2009 Notes will be subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days' notice, at the Redemption Price (as defined below).

         If notice of redemption has been given as provided in Article Eleven of the Indenture and funds for the redemption of any 2009 Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such 2009 Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the 2009 Notes from and after the Redemption Date will be to receive payment of the Redemption Price upon surrender of such 2009 Notes in accordance with such notice.

          As used herein:

          "Make-Whole Premium" with respect to any 2009 Note (or portion of a 2009 Note) to be redeemed shall equal the excess, if any, of:

     (i) the sum of the present values, calculated as of the Redemption Date, of:

          (A) each interest payment that, but for the redemption, would have been payable on the 2009 Note (or its portion) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period before the Redemption Date); and

          (B) the principal amount that, but for the redemption, would have been payable at the final maturity of the 2009 Note (or its portion) being redeemed;

     over

     (ii) the principal amount of the 2009 Note (or its portion) being redeemed.

          The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Those present values will be calculated by discounting the amount of each payment of interest or principal from the date that such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield plus 25 basis points for such 2009 Notes. The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company, provided that if the Company fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make the calculation, such calculation will be made by the Independent Investment Banker.

          "Redemption Price," with respect to 2009 Notes being redeemed on a Redemption Date, shall be the price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any is required to be paid. The Redemption Price of any 2009 Notes being redeemed will not ever be less than 100% of the principal amount of such 2009 Notes plus accrued interest thereon to the Redemption Date.

          If less than all the 2009 Notes are to be redeemed, the particular 2009 Notes or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption

Date by the Trustee from the Outstanding 2009 Notes not previously called for redemption, either pro rata, by lot or by another method the Trustee shall deem fair and reasonable, and the aggregate principal amounts to be redeemed must be equal to $1,000 or any integral multiple thereof.

          6. DENOMINATIONS; TRANSFER; EXCHANGE. The 2009 Notes are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A 2009 Holder may register the transfer of or exchange 2009 Notes in accordance with the Indenture. The Security Registrar may require a 2009 Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to exchange or register a transfer of (a) any 2009 Notes for a period of 15 days next preceding the first mailing or publication of notice of redemption of 2009 Notes to be redeemed or (b) any 2009 Notes selected, called or being called for redemption, in whole or in part, except, in the case of any 2009 Note to be redeemed in part, the portion thereof not so to be redeemed.

          7. PERSONS DEEMED OWNERS. The registered Holder of this 2009 Note may be treated as the owner of this 2009 Note for all purposes.

          8. UNCLAIMED MONEY. The Trustee and each Paying Agent shall each return to the Company upon written request any money held by them for the payment of any amount with respect to the 2009 Notes that remains unclaimed for two years. After return to the Company, 2009 Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

          9. AMENDMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the 2009 Notes may be amended with the written consent of the Holders of a majority in aggregate principal amount of the 2009 Notes at the time Outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the 2009 Notes at the time Outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any 2009 Holder, the Company and the Trustee may amend the Indenture or the 2009 Notes to cure any ambiguity, defect or inconsistency, or to comply with Article Nine of the Indenture, or to make any change that does not adversely affect the rights of any Holder of 2009 Notes.

          10. DEFAULTS AND REMEDIES. Under the Indenture, Events of Default include, among others, (a) default in the payment of principal or premium, if any, when due; (b) default in the payment of any installment of interest when due, continued for 30 days; (c) default in the performance of any other covenant of the Company applicable to the 2009 Notes, continued for 90 days after written notice given in accordance with the Indenture to the Company by the Trustee or to the Company and the Trustee, by the Holders of at least 25% in aggregate principal amount of the 2009 Notes then Outstanding requiring the same to be remedied; (d) certain events of bankruptcy, insolvency or reorganization of the Company; and (e) default under any bond, debenture, note or other evidence of Indebtedness (other than Non-Recourse Indebtedness) by either of the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of either of the Company or any Subsidiary resulting in the acceleration of such Indebtedness (other than Non-Recourse Indebtedness), or any default in payment of such Indebtedness (other than Non-Recourse Indebtedness) (after expiration of any applicable grace periods and presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness (other than Non-Recourse Indebtedness) that has been so accelerated and with respect to which there has been such a default in payment shall exceed $25,000,000 and there has been a failure to obtain rescission or annulment of all such accelerations or to discharge all such defaulted indebtedness within 20 days after there has been given in accordance with the Indenture to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the 2009 Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.

          If any Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the 2009 Notes then Outstanding, by notice in writing to the Company (and to the Trustee, if given by the 2009 Holders), may declare the principal of all of the 2009 Notes and the interest, if any, accrued thereon to be due and payable immediately; provided, however, that the Holders of a majority in aggregate principal amount of the 2009 Notes then Outstanding, by notice in writing to the Company and the Trustee, may rescind and annul such declaration and its consequences if all defaults under such Indenture are cured or waived.

          No Holder of 2009 Notes then Outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, the Indenture, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, (ii) the Holders of not less than 25% in aggregate principal amount of the 2009 Notes then Outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee such reasonable indemnity as it may require with respect thereto and (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; provided that, the right of any Holder of any 2009 Note to receive payment of the principal of, premium, if any, or interest, if any, on such 2009 Note, on or after the respective due dates, or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such Holder. The Holders of a majority in aggregate principal amount of the 2009 Notes then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 2009 Notes, provided that the Trustee may decline to follow such direction if the Trustee determines that such action or proceeding is unlawful or would involve the Trustee in personal liability.

          The Company is required to furnish to the Trustee annually a certificate as to compliance by the Company with all conditions and covenants under the Indenture.

          11. TRUSTEE DEALINGS WITH THE COMPANY. Subject to certain limitations imposed by the Trust Indenture Act of 1939 and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2009 Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

          12. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the 2009 Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2009 Note, each 2009 Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2009 Notes.

          13. AUTHENTICATION. This 2009 Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this 2009 Note.

          14. DEFEASANCE, COVENANT DEFEASANCE. The 2009 Notes are subject to defeasance and covenant defeasance as provided in the Indenture.

          15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of 2009 Notes or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

          16. GOVERNING LAW. THIS 2009 NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Holder of 2009 Notes upon written request and without charge a copy of the Indenture. Requests may be made to:
Noble Drilling Corporation, 10370 Richmond Avenue, Suite 400, Houston, Texas 77042, Attention: Corporate Secretary.

                                                                      EXHIBIT B

                              [FORM OF 2019 NOTE]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
          DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                           NOBLE DRILLING CORPORATION

                           7.50% SENIOR NOTE DUE 2019
                                  $250,000,000


No. G-1
CUSIP No. 655042AD1
Issue Date:  March 16, 1999

          Noble Drilling Corporation, a Delaware corporation (the "Company"), promises to pay to CEDE & CO. or its registered assigns, the principal amount of _________________________________ MILLION DOLLARS ($__________________) on
March 15, 2019. This 2019 Note shall not bear interest except as specified on the other side of this 2019 Note. Additional provisions of this 2019 Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                          NOBLE DRILLING CORPORATION



                                          By:
                                             -----------------------------------
                                                Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: March _____, 1999                 CHASE BANK OF TEXAS, NATIONAL
                                         ASSOCIATION, as Trustee


                                         By:
                                            ------------------------------------
                                               Authorized Signatory

                      [FORM OF REVERSE SIDE OF 2019 NOTE]

                           7.50% SENIOR NOTE DUE 2019

          1. INTEREST. Commencing March 16, 1999, interest on this 2019 Note will accrue at the rate of 7.50% per annum and will be payable in cash semiannually on each March 15 and September 15, commencing September 15, 1999, to 2019 Holders of record on the close of business on the immediately preceding March 1 and September 1. All such interest shall be payable on demand.

          2. METHOD OF PAYMENT. Subject to the terms and conditions of the Indenture, payments in respect of the 2019 Notes shall be made at the office or agency of the Company maintained for that purpose in the City and State of New York. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND SECURITY REGISTRAR. Initially, Chase Bank of Texas, National Association, as Trustee (the "Trustee"), will act as Paying Agent and Security Registrar. The Company may appoint and change any paying agent or security registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent or Security Registrar.

          4. INDENTURE. The Company issued the 2019 Notes under an Indenture, dated as of March 1, 1999, between the Company and the Trustee, as supplemented by a First Supplemental Indenture, dated as of March 16, 1999 (collectively, the "Indenture"). The terms of the 2019 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act of 1939"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The 2019 Notes are subject to all such terms, and 2019 Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms.

          The 2019 Notes are general unsecured obligations of the Company, limited to $250,000,000 aggregate principal amount.

          5. REDEMPTION AT THE OPTION OF THE COMPANY. No sinking fund is provided for the 2019 Notes. The 2019 Notes will be subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days' notice, at the Redemption Price (as defined below).

          If notice of redemption has been given as provided in Article Eleven of the Indenture and funds for the redemption of any 2019 Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such 2019 Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the 2019 Notes from and after the Redemption Date will be to receive payment of the Redemption Price upon surrender of such 2019 Notes in accordance with such notice.

         As used herein:

         "Make-Whole Premium" with respect to any 2019 Note (or portion of a 2019 Note) to be redeemed shall equal the excess, if any, of:

    (i) the sum of the present values, calculated as of the Redemption Date, of:

              (A) each interest payment that, but for the redemption, would have been payable on the 2019 Note (or its portion) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period before the Redemption
         Date); and

              (B) the principal amount that, but for the redemption, would have been payable at the final maturity of the 2019 Note (or its portion) being redeemed;

         over

    (ii) the principal amount of the 2019 Note (or its portion) being redeemed.

         The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Those present values will be calculated by discounting the amount of each payment of interest or principal from the date that such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield plus 35 basis points for such 2019 Notes. The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company, provided that if the Company fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make the calculation, such calculation will be made by the Independent Investment Banker.

         "Redemption Price," with respect to 2019 Notes being redeemed on a Redemption Date, shall be the price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any is required to be paid. The Redemption Price of any 2019 Notes being redeemed will not ever be less than 100% of the principal amount of such 2019 Notes plus accrued interest thereon to the Redemption Date.

         If less than all the 2019 Notes are to be redeemed, the particular
2019 Notes or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding 2019 Notes not previously called for redemption, either pro rata, by lot or by another method the Trustee shall deem fair and reasonable, and the aggregate principal amounts to be redeemed must be equal to $1,000 or any integral multiple thereof.

          6. DENOMINATIONS; TRANSFER; EXCHANGE. The 2019 Notes are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A 2019 Holder may register the transfer of or exchange 2019 Notes in accordance with the Indenture. The Security Registrar may require a 2019 Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to exchange or register a transfer of (a) any 2019 Notes for a period of 15 days next preceding the first mailing or publication of notice of redemption of 2019 Notes to be redeemed or (b) any 2019 Notes selected, called or being called for redemption, in whole or in part, except, in the case of any 2019 Note to be redeemed in part, the portion thereof not so to be redeemed.

          7. PERSONS DEEMED OWNERS. The registered Holder of this 2019 Note may be treated as the owner of this 2019 Note for all purposes.

          8. UNCLAIMED MONEY. The Trustee and each Paying Agent shall each return to the Company upon written request any money held by them for the payment of any amount with respect to the 2019 Notes that remains unclaimed for two years. After return to the Company, 2019 Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

          9. AMENDMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the 2019 Notes may be amended with the written consent of the Holders of a majority in aggregate principal amount of the 2019 Notes at the time Outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the 2019 Notes at the time Outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any 2019 Holder, the Company and the Trustee may amend the Indenture or the 2019 Notes to cure any ambiguity, defect or inconsistency, or to comply with Article Nine of the Indenture, or to make any change that does not adversely affect the rights of any Holder of 2019 Notes.

          10. DEFAULTS AND REMEDIES. Under the Indenture, Events of Default include, among others, (a) default in the payment of principal or premium, if any, when due; (b) default in the payment of any installment of interest when due, continued for 30 days; (c) default in the performance of any other covenant of the Company applicable to the 2019 Notes, continued for 90 days after written notice given in accordance with the Indenture to the Company by the Trustee or to the Company and the Trustee, by the Holders of at least 25% in aggregate principal amount of the 2019 Notes then Outstanding requiring the same to be remedied; (d) certain events of bankruptcy, insolvency or reorganization of the Company; and (e) default under any bond, debenture, note or other evidence of Indebtedness (other than Non-Recourse Indebtedness) by either of the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of either of the Company or any Subsidiary resulting in the acceleration of such Indebtedness (other than Non-Recourse Indebtedness), or any default in payment of such Indebtedness (other than Non-Recourse Indebtedness) (after expiration of any applicable grace periods and presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness (other than Non-Recourse Indebtedness) that has been so accelerated and with respect to which there has been such a default in payment shall exceed $25,000,000 and there has been a failure to obtain rescission or annulment of all such accelerations or to discharge all such defaulted indebtedness within 20 days after there has been given in accordance with the Indenture to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the 2019 Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.

          If any Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the 2019 Notes then Outstanding, by notice in writing to the Company (and to the Trustee, if given by the 2019 Holders), may declare the principal of all of the 2019 Notes and the interest, if any, accrued thereon to be due and payable immediately; provided, however, that the Holders of a majority in aggregate principal amount of the 2019 Notes then Outstanding, by notice in writing to the Company and the Trustee, may rescind and annul such declaration and its consequences if all defaults under such Indenture are cured or waived.

          No Holder of 2019 Notes then Outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, the Indenture, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, (ii) the Holders of not less than 25% in aggregate principal amount of the 2019 Notes then Outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee such reasonable indemnity as it may require with respect thereto and (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; provided that, the right of any Holder of any 2019 Note to receive payment of the principal of, premium, if any, or interest, if any, on such 2019 Note, on or after the respective due dates, or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such Holder. The Holders of a majority in aggregate principal amount of the 2019 Notes then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 2019 Notes, provided that the Trustee may decline to follow such direction if the Trustee determines that such action or proceeding is unlawful or would involve the Trustee in personal liability.

          The Company is required to furnish to the Trustee annually a certificate as to compliance by the Company with all conditions and covenants under the Indenture.

          11. TRUSTEE DEALINGS WITH THE COMPANY. Subject to certain limitations imposed by the Trust Indenture Act of 1939 and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2019 Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

          12. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the 2019 Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2019 Note, each 2019 Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2019 Notes.

          13. AUTHENTICATION. This 2019 Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this 2019 Note.

          14. DEFEASANCE, COVENANT DEFEASANCE. The 2019 Notes are subject to defeasance and covenant defeasance as provided in the Indenture.

          15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of 2019 Notes or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

          16. GOVERNING LAW. THIS 2019 NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Holder of 2019 Notes upon written request and without charge a copy of the Indenture. Requests may be made to:
Noble Drilling Corporation, 10370 Richmond Avenue, Suite 400, Houston, Texas 77042, Attention: Corporate Secretary.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
                      (Please insert Name, Social Security Number or other
                                 Identifying Number of Assignee)

at the following address:

_______________________________________________________________________________

_______________________________________________________________________________
    (Please print or typewrite name and address, including postal zip code, of assignee)

_______________________________________________________________________________

this Note and all rights hereunder, hereby irrevocably constituting and appointing ____________________________________________________________________
Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated: ____________________________     _______________________________________

                                        Notice: The signature(s) on this
                                        Assignment must correspond with the
                                        name(s) as written upon the face of
                                        this Note in every particular, without
                                        alteration or enlargement or any change
                                        whatsoever.